Exhibit 99.1

SEACOAST COMPLETES ACQUISITION OF

FIRST GREEN BANCORP, INC.

STUART, Fla., October 19, 2018 – Seacoast Banking Corporation of Florida (NASDAQ: SBCF) (“Seacoast”), the holding company for Seacoast National Bank (“Seacoast Bank”), announced today the completion of its acquisition of First Green Bancorp, Inc. (“First Green”), effective October 19, 2018, pursuant to the merger of First Green with and into Seacoast and First Green Bank with and into Seacoast Bank.

Under the terms of the definitive agreement, each share of First Green common stock was converted into the right to receive 0.7324 of a share of Seacoast common stock. The resulting aggregate merger consideration paid by Seacoast was approximately $115 million.

First Green, headquartered in Orlando, Florida, reported approximately $799 million in assets, $664 million in deposits and $675 million in loans as of September 30, 2018. Prior to the merger, First Green operated seven branches in the Orlando, Daytona and Fort Lauderdale markets. The acquisition increases Seacoast’s presence in the Orlando MSA, one of the strongest and fastest growing market economies in Florida. The acquisition complements Seacoast’s prior acquisitions in this market, including The BANKshares, Inc. in October 2014, Floridian Financial Group in March 2016 and BMO Harris’ Orlando banking operations in June 2016. Seacoast is now one of the largest community banks in the market.

“We are delighted to welcome First Green’s customers and employees into the Seacoast family,” said Dennis S. Hudson, III, Seacoast Chairman and CEO. “We look forward to introducing them to our broad range of convenient and mobile-accessible products and services as well as Seacoast’s personalized brand of customer service.”

Transaction Details

Raymond James Financial, Inc. served as financial advisor and Alston & Bird LLP served as legal counsel to Seacoast. Hovde Group, LLC served as financial advisor and Smith MacKinnon, PA served as legal counsel to First Green.

Customer Information

First Green customers will benefit immediately from the merger, with access to Seacoast’s full suite of digital banking products, along with 24/7 local Florida-based customer service. Additionally, customers will have fee-free access to both Seacoast and First Green ATMs, and more than 1,100 Publix ATMs across the Southeast.

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About Seacoast Banking Corporation of Florida

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $5.9 billion in assets and approximately $4.7 billion in deposits as of June 30, 2018. Seacoast provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 49 traditional branches of its locally branded wholly owned subsidiary bank, Seacoast Bank, and seven commercial banking centers. Offices stretch from Fort Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about Seacoast is available at www.SeacoastBanking.com.

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Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ materially from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks relating to the First Green merger include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time- consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2017, under “Special Cautionary Notice Regarding Forward-looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

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